Exhibit 23.2


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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We consent to the incorporation by reference in this registration statement of MAPICS, Inc. on Form S-3 of our report, dated October 24, 1996, on our audits of the consolidated financial statements of Marcam Corporation as of September 30, 1996 and 1995, and for the years ended September 30, 1996 and 1995, which report is included in the Annual Report on Form 10-K of Marcam Corporation for the year ended September 30, 1996. We also consent to the reference to our firm under the caption "Experts."



                                                        Coopers & Lybrand L.L.P.

Boston, Massachusetts
August 18, 1997